UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 13, 2025, Sutro Biopharma, Inc. (the “Company”) issued a press release announcing its financial results for the year ended December 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this report.

The information furnished with Item 2.02 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 13, 2025, the Company announced the completion of a strategic portfolio review resulting in the prioritization of its three wholly-owned preclinical programs in its next-generation ADC pipeline, beginning with its potentially best-in-class exatecan ADC targeting Tissue Factor, STRO 004, expected to enter the clinic in the second half of 2025. As a result of the reprioritization, the Company announced plans to deprioritize additional investment into the development of luveltamab tazevibulin, or STRO-002 or luvelta. As part of the corporate restructuring, the Company plans to deprioritize luvelta-related activities, principally across clinical and manufacturing functions. The Company will continue to explore global outlicensing opportunities for luvelta. In addition, given the Company’s significant progress in fully externalizing its cell-free manufacturing to scale, the Company intends to exit its internal GMP manufacturing facility by year-end. The Company also plans to reduce its workforce by approximately 50%.

The total cash payments and costs related to deprioritizing luvelta-related activities and reducing the workforce are estimated to be approximately $40 million to $45 million, with a significant majority of these amounts expected to be paid in 2025. Approximately $20 million to $25 million will be incurred in connection with deprioritizing luvelta-related activities and the remaining approximately $20 million will be incurred in connection with the workforce reduction. These estimates are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the corporate restructuring.

A copy of the press release announcing the corporate restructuring is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Separation and Transition Agreement

On March 13, 2025, the Company and William J. Newell, the President, Chief Executive Officer (“CEO”) and Director of the Company, entered into a Separation Agreement (the “Newell Separation and Transition Agreement”) following the mutual agreement between the Company’s Board of Directors (the “Board”) and Mr. Newell regarding transition of leadership of the Company and his departure from his current positions with the Company. Pursuant to the Newell Separation and Transition Agreement, Mr. Newell ceased his role as the Company’s President and CEO, effective March 13, 2025, following the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Newell Separation Date”), and resigned as a director of the Board, effective as of the Newell Separation Date. In addition, pursuant to the Newell Separation and Transition Agreement, Mr. Newell will continue to provide services to the Company, including reasonable transition services or such other services as the Company may request, through and until May 1, 2025. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Subject to Mr. Newell’s execution of a general release and waiver of claims and the terms of the Newell Separation and Transition Agreement, Mr. Newell will be entitled to receive the following benefits: (i) two cash payments totaling the gross amount of $1,066,500.00, equal to 150% of his annual salary, with the first payment paid in 2025 and the second payment paid on January 15, 2026; (ii) eighteen months of accelerated vesting on all equity awards under the Company’s 2018 Equity Incentive Plan (the “Plan”), (iii) a lump sum payment reflecting Mr. Newell’s bonus opportunity for the 2025 fiscal year on a pro-rated basis, based on the Company’s percentage achievement of the Company’s 2025 corporate goals, as determined by the Board, and to be paid at the same time the Company pays its year-end 2025 bonuses (the “2026

Bonus Payment Date”); (iv) and coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Cobra”) paid for by the Company for up to 18 months beginning June 1, 2025.

The foregoing description of the Newell Separation and Transition Agreement is qualified in its entirety by reference to the complete text of the Newell Separation and Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Chief Executive Officer and Board Appointment

Effective as of the Newell Separation Date, the Board appointed Jane Chung, the Company’s President and Chief Operating Officer, to succeed Mr. Newell as Chief Executive Officer. Ms. Chung, age 54, has served as the Company’s President and Chief Operating Officer since December 2023 and previously served as the Company’s Chief Commercial Officer from August 2021 to December 2023. The Board also appointed Ms. Chung as a Class II Director of the Company, effective as of the Newell Separation Date.

In connection with Ms. Chung’s appointment as Chief Executive Officer, the Company entered into an amended offer letter with Ms. Chung (the “Chung Offer Letter”). Pursuant to the Chung Offer Letter, Ms. Chung will (i) receive a base salary of $675,000 effective as of the Newell Separation Date, (ii) be eligible to earn a target bonus of 60% of her base salary and (iii) be granted an award of 620,000 stock options and an award of 310,000 restricted stock units, both awards to be granted at the time of the Company’s annual 2025 refresh equity grants. Ms. Chung will continue to be a participant in the Company’s Change of Control and Severance Plan (the “CIC Severance Plan”) as a Tier 1 Participant as defined in the CIC Severance Plan

From May 2015 to August 2021, Ms. Chung served in several leadership roles at AstraZeneca, including as President and General Manager of AstraZeneca Canada, Vice President of Sales and Marketing of U.S. lmmuno-Oncology, and Senior Commercial Business Director. Prior to that, from May 2013 to May 2015, Ms. Chung served as a Regional Sales Director and Director of Sales Productivity and Effectiveness for Onyx Pharmaceuticals Inc. From October 2003 to May 2013, she served in various commercial roles for Genentech, Inc., including as Commercial Operations Manager, Division Manager and Senior Marketing Manager. Ms. Chung also serves on the Board of Directors of Viracta Therapeutics, Inc. and on non-profit boards in the science, education, and community development arenas. Ms. Chung received a B.S. in Pharmacy from St. John's University and a B.A. in Psychology from Columbia University.

There are no arrangements or understandings between Ms. Chung and any other persons, pursuant to which she was appointed as Chief Executive Officer, there are no family relationships among any of the Company’s directors or executive officers and Ms. Chung, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Chung Offer Letter is qualified in its entirety by reference to the complete text of the Chung Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Ms. Chung is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the Securities and Exchange Commission (SEC) on September 17, 2018, and incorporated by reference herein.

Chief Financial Officer Separation and Transition Agreement

On March 13, 2025, the Company and Edward C. Albini, the Chief Financial Officer (“CFO”) of the Company, entered into a Separation and Transition Services Agreement (the “Albini Separation and Transition Services Agreement”) following the mutual agreement between the Board and Mr. Albini regarding his transition from his current position with the Company, effective as of May 15, 2025 (the “Albini Transition Date”). This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Subject to Mr. Albini’s execution of a general release and waiver of claims and the terms of the Albini Separation and Transition Services Agreement, Mr. Albini will be entitled to receive the following benefits: (i) two cash payments totaling the gross amount of $629,375.40, equal to 125% of his annual salary, with the first payment paid in 2025 and the second payment paid on January 15, 2026; (ii) fifteen months of accelerated vesting on all equity awards under the Plan, (iii) a lump sum payment reflecting Mr. Albini’s bonus opportunity for the 2025 fiscal year on a pro-rated basis, based on the Company’s percentage achievement of the Company’s 2025 corporate goals, as determined by the Board, and to be paid on the 2026 Bonus Payment Date and (iv) and coverage under Cobra paid for by the Company for up to 15 months beginning June 1, 2025.

The foregoing description of the Albini Separation and Transition Services Agreement is qualified in its entirety by reference to the complete text of the Albini Separation and Transition Services Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Chief Medical Officer Separation and Transition Services Agreement

On March 13, 2025, the Company and Dr. Anne Borgman, the Chief Medical Officer (“CMO”) of the Company, entered into a Separation and Transition Services Agreement (the “Borgman Separation and Transition Services Agreement”) following the mutual agreement between the Board and Dr. Borgman regarding her transition from her current position with the Company, effective as of March 13, 2025 (the “Borgman Transition Date”). Pursuant to the Borgman Separation and Transition Services Agreement, Dr. Borgman will continue to provide services to the Company, including reasonable transition services and such other services as the Company may request, through and until May 1, 2025, and serve as a consultant to the Company. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Subject to Dr. Borgman’s execution of a general release and waiver of claims and the terms of the Borgman Separation and Transition Services Agreement, Dr. Borgman will be entitled to receive the following benefits: (i) two cash payments totaling the gross amount of $643,750.00, equal to 125% of her annual salary, with the first payment paid in 2025 and the second payment paid on January 15, 2026; (ii) fifteen months of accelerated vesting on all equity awards under the Plan, (iii) a lump sum payment reflecting Dr. Borgman’s bonus opportunity for the 2025 fiscal year on a pro-rated basis, based on the percentage achievement of the Company’s 2025 corporate goals, as determined by the Board, and to be paid on the 2026 Bonus Payment Date and (iv) and coverage under Cobra paid for by the Company for up to 15 months beginning June 1, 2025.

The foregoing description of the Borgman Separation and Transition Services Agreement is qualified in its entirety by reference to the complete text of the Borgman Separation and Transition Services Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Sutro Biopharma, Inc. regarding its financial results for the year ended December 31, 2024, dated March 13, 2025.
99.2	Press Release issued by Sutro Bipharma, Inc. announcing the completion of its strategic portfolio review resulting in the prioritization of its Next-Generation ADC Pipeline.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the Company’s corporate restructuring, its strategic portfolio review and the prioritization of its three wholly-owned preclinical programs in its next-generation ADC pipeline, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: March 13, 2025	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer